Exhibit 4.1


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Standard & Poor's           Frank A. Ciccotto, Jr.   55 Water Street, 45th Floor
The McGraw Hill Companies   Senior Vice President    New York, NY  10041
                            Securities Evaluations   Tel. 212-438-4417
                                                     Fax 212-438-7748
                                                     frank_ciccotto_jr@sandp.com
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                               November 12, 2010


Van Kampen Funds Inc.
11 Greenway Plaza
Houston, Texas 77046-1173

The Bank of New York Mellon
2 Hanson Place
12th Floor
Brooklyn, New York 11217
Unit Investment Trust Dept.

        Re:      Van Kampen Unit Trusts, Municipal Series 929
                 Quality Municipals Income Trust, 30th Limited Maturity Series

Gentlemen:

   We have examined Registration Statement File No. 333-169155 for the above mentioned trust. We hereby acknowledge that Standard & Poor's Securities Evaluations, Inc. is currently acting as the evaluator for the trust. We hereby consent to the use in the Registration Statement of the references to Standard & Poor's Securities Evaluations, Inc. as evaluator.

   In addition, we hereby confirm that the ratings indicated in the Registration Statement for the respective bonds comprising the trust portfolio are the ratings indicated in our KENNYBASE database as of the date of the evaluation report.

   You are hereby authorized to a file a copy of this letter with the Securities and Exchange Commission.

                                                                      Sincerely,

                                                           /s/ FRANK A. CICCOTTO
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                                                               Frank A. Ciccotto
                                         Senior Vice President & General Manager